UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)  December 7, 2004


                               Global Signal Inc.
             (Exact name of registrant as specified in its charter)


              Delaware                   001-32168            65-0652634
----------------------------------   -----------------  ---------------------
  (State or other jurisdiction of      (Commission          (IRS Employer
           incorporation)              File Number)       Identification No.)


 301 North Cattlemen Road, Suite 300, Sarasota, Florida        34232
-------------------------------------------------------- ----------------
        (Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code   (941) 364-8886


         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425
     under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12
     under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The descriptions of the Mortgage Loan (defined below) and the Management Agreement (defined below) set forth in Item 2.03 of this report are incorporated herein by reference.


ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

         On December 7, 2004, one of Global Signal Inc.'s (the "Company's") operating subsidiaries, Pinnacle Towers Acquisition Holdings LLC and five of its direct and indirect subsidiaries (collectively, the "Borrowers") entered into an Amended and Restated Loan and Security Agreement, by and between Pinnacle Towers Acquisition Holdings LLC, the other Borrowers and Towers Finco II LLC, pursuant to which they borrowed $293,825,000 made payable to a newly formed trust (the "Mortgage Loan"). The trust simultaneously issued $293,825,000 in commercial mortgage pass-through certificates with terms identical to the Mortgage Loan. The proceeds from the Mortgage Loan were used primarily to repay the $181.7 million of then outstanding borrowings under the Company's credit facility and to partially fund a reserve account to be used to acquire additional wireless communications sites. As of December 7, 2004, the weighted average fixed interest rate of the various tranches of the Mortgage Loan was approximately 4.74%. The Borrowers are jointly and severally liable for repayment of the Mortgage Loan.

         The Mortgage Loan is secured by, among other things, (1) mortgage liens on the Borrowers' interests (fee, leasehold or easement) in substantially all of their wireless communications sites, (2) a security interest in substantially all of the Borrowers' personal property and fixtures and (3) a pledge of the capital stock (or equivalent equity interests) of each of the Borrowers (including a pledge of the capital stock of Pinnacle Towers Acquisition Holdings LLC from its direct parent, Global Signal Holdings III
LLC).

         The Borrowers are required to make monthly payments of interest on the Mortgage Loan. Subject to certain limited exceptions described below, no payments of principal will be required to be made prior to the monthly payment date in December 2009, which is the final maturity date. However, if the debt service coverage ratio, defined as the net cash flow for the sites for the immediately preceding twelve calendar month period (with certain adjustments for recently acquired sites) divided by the amount of interest that the Borrowers will be required to pay over the succeeding twelve months on the Mortgage Loan, as of the end of any calendar quarter, falls to 1.30 times or lower, then all cash flow in excess of amounts required to make debt service payments, to fund required reserves, to pay management fees and budgeted operating expenses and to make other payments required under the loan documents, referred to as excess cash flow, will be deposited into a reserve account instead of being released to the Borrowers. The funds in the reserve account will not be released to the Borrowers unless the debt service coverage ratio exceeds 1.30 times for two consecutive calendar quarters. If the debt service coverage ratio falls below 1.15 times as of the end of any calendar quarter, then an "amortization period" will commence and all funds on deposit in the reserve account will be applied to prepay the Mortgage Loan. As of December 7, 2004, the debt service coverage ratio was 2.20.

         On the closing date, the Borrowers deposited approximately $120.7 million (including $112.1 million of the proceeds from the Mortgage Loan with the remaining $8.6 million from working capital) into a reserve account referred to as the site acquisition reserve. The Borrowers are permitted to use amounts on deposit in the site acquisition reserve to acquire additional wireless communications sites during a period not to exceed six months following the closing date (referred to as the site acquisition period), subject to the satisfaction of certain conditions under the loan documents, including:

         o after giving effect to the acquisition, the yield on the sites owned, leased or managed by the Borrowers will be not less than 7.65%;

         o the Borrowers execute mortgages on all new sites that are capable of being encumbered by mortgages; and

         o for all properties acquired pursuant to purchase agreements executed after November 12, 2004, after giving effect to the acquisition, at least 80% of the revenue generated by the new sites (taken as a whole) comes from telephony tenants and the average remaining term of the ground leases for the new sites (taken as a whole) is equal to or greater than 15 years.

For purposes of the foregoing, "yield" means the quotient of (i) the net operating income for all sites (including any new sites acquired pursuant to purchase agreements executed after November 12, 2004 that meet certain conditions specified in the loan documents) divided by (ii) the sum of the total acquisition costs incurred by the Borrowers for the sites owned, leased or managed by them as of the closing date plus all amounts that (giving effect to the acquisition) will have been withdrawn from the site acquisition reserve to fund acquisitions; provided that, in calculating yield, operating revenues from non-telephony sources will be limited to 25% of the aggregate operating revenues used in calculating net operating income.

           If any funds remain in the site acquisition reserve at the end of the site acquisition period, such amounts will be applied to the repayment of principal of the Mortgage Loan instead of being released to the Borrowers.

         The Borrowers may not prepay the Mortgage Loan in whole or in part at any time prior to December 7, 2006, except in limited circumstances (such as the occurrence of certain casualty and condemnation events relating to the wireless communications sites securing the Mortgage Loan). Thereafter, prepayment is permitted provided it is accompanied by any applicable prepayment consideration. If the prepayment occurs within three months of the final maturity date, no prepayment consideration is due.

         The loan documents include covenants customary for mortgage loans subject to rated securitizations. Among other things, the Borrowers are prohibited from incurring other indebtedness for borrowed money or further encumbering their assets. The organizational documents of the Borrowers were amended to limit their purposes and to add provisions consistent with rating agency securitization criteria for special purpose entities, including the requirement that the Borrowers maintain at least two independent directors.

         In connection with the Mortgage Loan, the Borrowers entered into a management agreement (the "Management Agreement") with Global Signal Services LLC ("GS Services") to manage all of the Borrowers' wireless communications sites. GS Services is also a subsidiary of the Company. This Management Agreement supersedes in its entirety the existing management agreement dated as of September 25, 2003, as amended by that certain Assignment and Assumption of Management Agreement dated as of February 5, 2004, and that certain First Amendment to Management Agreement dated as of May 13, 2004.

         Pursuant to the Management Agreement, GS Services performs, on the Borrowers' behalf, those functions reasonably necessary to maintain, market, operate, manage and administer the Borrowers' communications sites. GS Services also performs administrative and support services for the Borrowers, including services relating to accounting, litigation management, finance, the maintenance of books and records and the preparation of all financial statements, reports, notices and other documents required to be delivered by the Borrowers under the terms of the Mortgage Loan. GS Services acts as the Borrowers' exclusive agent with regard to the services described in the Management Agreement. In such capacity, GS Services has the authority to negotiate, execute, and implement, for and on the Borrowers' behalf, all tenant leases, ground leases, easements, contracts, permits, licenses, registrations, approvals, amendments and other documents as GS Services deems necessary or advisable.

         GS Services arranges for the payment of all operating expenses and the funding of all capital expenditures out of amounts on deposit in one or more operating accounts maintained on the Borrowers' behalf. For each calendar month, GS Services is entitled to receive a management fee equal to 10% of the Borrowers' operating revenues for the immediately preceding calendar month.

         The preceding summaries of certain provisions of the Mortgage Loan and the Management Agreement are qualified in their entirety by reference to the complete Mortgage Loan and the Management Agreement filed as exhibits 10.1 and
10.2 hereto, respectively, and incorporated herein by reference.


ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

10.1 Amended and Restated Loan and Security Agreement, dated as of December 7, 2004, by and between Pinnacle Towers Acquisition Holdings LLC, other Borrowers (as defined therein) and Towers Finco II LLC.

10.2 Management Agreement, dated as of December 7, 2004, between Pinnacle Towers Acquisition Holdings LLC, the Subsidiaries thereof, and Global Signal Services LLC.


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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             GLOBAL SIGNAL INC.
                                               (Registrant)


                                             /s/Greerson G. McMullen
                                             ---------------------------
                                             Greerson G. McMullen
                                             Executive Vice President,
                                             General Counsel & Secretary
Date: December 13, 2004



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                                 EXHIBIT INDEX

Exhibit Number    Exhibit

10.1 Amended and Restated Loan and Security Agreement, dated as of December 7, 2004, by and between Pinnacle Towers Acquisition Holdings LLC, other Borrowers (as defined therein) and Towers Finco II LLC.

10.2 Management Agreement, dated as of December 7, 2004, between Pinnacle Towers Acquisition Holdings LLC, the Subsidiaries thereof, and Global Signal Services LLC.